LIMITED POWER OF ATTORNEY

	The undersigned hereby appoints Harry G. Mitchell, signing singly, as his attorney-in-fact to act for him and in his name solely to do all or any of the following:

	1.	To execute and file with the Securities and Exchange Commission all statements regarding his beneficial ownership of securities of Echo
Therapeutics, Inc. filed pursuant to Section 16(a) of the Securities Exchange
Act of 1934;

	2.	To execute all necessary instruments to carry out and perform any of the powers stated above, and to do any other acts requisite to carrying out such powers.

	Harry G. Mitchell shall not incur any liability to the undersigned for acting or refraining from acting under this power, except for such attorney's own willful misconduct or gross negligence.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is Echo Therapeutics, Inc. assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

	Any reproduced copy of this signed original shall be deemed to be an original counterpart of this Power of Attorney.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to the undersigned's beneficial ownership of securities of Echo Therapeutics, Inc., unless earlier revoked. This Power of Attorney shall terminate with respect to the attorney-in-fact upon receipt from the undersigned of a written notice of revocation of this Power of Attorney. The undersigned shall have the right to revoke this Power of Attorney at any time.

	IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this
26th day of December, 2007.

/s/ Walter W. Witoshkin
Name: Walter W. Witoshkin